UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 19, 2015

Date of Report (Date of earliest event reported)

US FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-185732	36-3642294
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9399 W. Higgins Road, Suite 500

Rosemont, IL 60018

(Address of principal executive offices)

(847) 720-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On December 8, 2013, USF Holding Corp. (“USF”), which owns all of the outstanding shares of common stock of US Foods, Inc. (“US Foods”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sysco Corporation (“Sysco”), Scorpion Corporation I, Inc., a wholly owned subsidiary of Sysco, and Scorpion Company II, LLC, a wholly owned subsidiary of Sysco, pursuant to which Sysco will acquire USF (the “Merger”), on the terms and subject to the conditions set forth in the Merger Agreement.

On February 19, 2015, the five Commissioners of the U.S. Federal Trade Commission’s (FTC) voted by a margin of 3-2 to seek a preliminary injunction in the U.S. District Court for the District of Columbia to prevent the parties from closing the Merger. Sysco issued a press release announcing that it will contest the FTC’s attempt to block the proposed Merger. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

This information is furnished pursuant to Item 7.01 of Form 8-K. The information in this Item 7.01 and in Exhibit 99.1 hereto shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

The furnishing of the information in Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material information that is not otherwise publicly available.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	Sysco Press Release, dated February 19, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2015	US FOODS, INC.

	By:	/s/ Juliette Pryor
Juliette Pryor
Executive Vice President, General Counsel and
Chief Compliance Officer